UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2023

VENUS CONCEPT INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38238	06-1681204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

235 Yorkland Blvd, Suite 900
Toronto, Ontario M2J 4Y8
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (877) 848-8430

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VERO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As previously disclosed, on November 28, 2023, Venus Concept Inc. (the “Company”) received a written notice from The Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) which described its determination that the Company had not regained compliance with the minimum equity requirement for continued listing under Listing Rule 5550(b)(1), and therefore the Company’s securities would be subject to delisting unless the Company timely requested a hearing before a Nasdaq Hearings Panel (the “Panel”).

On December 5, 2023, the Company timely requested a hearing before the Panel, and has received formal notice from the Staff that such hearing is scheduled to be held on February 29, 2024. Accordingly, any delisting action by Nasdaq will be stayed pending the issuance of the Panel’s final decision following the hearing and any extension period that may be granted by the Panel. The Company’s common stock will continue to trade on The Nasdaq Capital Market under the symbol “VERO” pending the conclusion of the hearing process and/or the expiration of any extension period granted by the Panel. The Company remains committed to taking all reasonable measures available to regain compliance under the Nasdaq Listing Rules and remain listed on The Nasdaq Capital Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENUS CONCEPT INC.

Date: December 15, 2023	By:	/s/ Domenic Della Penna
Domenic Della Penna
Chief Financial Officer